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THE BOARD OF DIRECTORS
BOLLE AMERICA, INC.:


We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                   /s/  KPMG Peat Marwick LLP
                                        ---------------------
                                        KPMG Peat Marwick LLP


Denver, Colorado
November 14, 1997